As filed with the Securities and Exchange Commission on June 28, 2002

                                          Registration No. 333-_________________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)


                                   77-0160744
                       (IRS Employer Identification No.)


                           10275 SCIENCE CENTER DRIVE
                           SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip Code)

                                  ------------

                            2002 STOCK INCENTIVE PLAN
                        2002 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                  ------------

                                DAVID E. ROBINSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       LIGAND PHARMACEUTICALS INCORPORATED
             10275 SCIENCE CENTER DRIVE, SAN DIEGO, CALIFORNIA 92121
                     (Name and address of agent for service)

                                 (858) 550-7500
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                            Amount                 Proposed              Proposed             Amount of
    Title of Securities                      to be              Maximum Offering     Maximum Aggregate      Registration
     TO BE REGISTERED                     REGISTERED (1)        PRICE PER SHARE       OFFERING PRICE             FEE
     ----------------                     --------------        ---------------       --------------        --------------
2002 STOCK INCENTIVE PLAN               6,825,529 shares (2)    $  13.81              $ 10,357,500          $  952.89  (3)
Common Stock, par value $0.001

2002 EMPLOYEE STOCK                       123,000 shares (4)    $  13.81              $  1,035,750          $   95.29  (5)
PURCHASE PLAN
Common Stock, par value $0.001

Aggregate Amount of Registration Fee                                                                        $1,048.18
=================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of registrant's Common Stock which become issuable under the 2002 Stock Incentive Plan and the 2002 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without our receipt of consideration and which results in an increase in the number of our outstanding shares of Common Stock.

(2) 6,075,529 shares of the 6,825,529 shares of Common Stock subject to this Registration Statement were transferred to the 2002 Stock Incentive Plan from the Registrant's 1992 Stock Option/Stock Issuance Plan (the "1992 Option Plan"). Such shares were previously registered on Form S-8 Registration Statement No. 333-66256 filed on July 30, 2001, Form S-8 Registration Statement No. 333-43252 filed on August 8, 2000, Form S-8 Registration Statement No. 333-79447 filed on May 27, 1999, Form S-8 Registration Statement No. 333-69919 filed on December 30, 1998, Form S-8 Registration Statement No. 333-32297 filed on July 29, 1997, Form

S-8 Registration Statement No. 333-12913 filed on September 27, 1996, and Form S-8 Registration Statement No. 33-92436 filed on May 18, 1995 (collectively the "Prior Option Registration Statements").

(3) The Registration Fee with respect to the 2002 Stock Incentive Plan is based solely on the 750,000 shares of Common Stock newly available for issuance under the 2002 Stock Incentive Plan and is calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per share of Common Stock on June
25, 2002, as reported by the Nasdaq National Market. The applicable filing fees for the remaining 6,075,529 shares transferred to the 2002 Stock Incentive Plan from the 1992 Option Plan were paid in connection with the Prior Option Registration Statements.

(4) 48,000 shares of the 123,000 shares of Common Stock subject to this Registration Statement were transferred to the 2002 Employee Stock Purchase Plan from the Registrant's 1992 Employee Stock Purchase Plan (the "1992 Purchase Plan"). Such shares were previously registered on Form S-8 Registration Statement No. 333-66256 filed on July 30, 2001 (the "Prior Purchase Plan Registration Statement").

(5) The Registration Fee with respect to the 2002 Employee Stock Purchase Plan is based solely on the 75,000 shares of Common Stock newly available for issuance under the 2002 Employee Stock Plan and is calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per share of Common Stock on June 25, 2002, as reported by the Nasdaq National Market. The applicable filing fees for the remaining 48,000 shares transferred to the 2002 Employee Stock Purchase Plan from the 1992 Purchase Plan were paid in connection with the Prior Purchase Plan Registration Statement.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we have on file at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0300 for further information about the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, until our offering is complete:

          (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on March 19, 2002;

          (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 6, 2001;

          (c)  Our Current Report on Form 8-K, filed on April 2, 2002;

          (d)  Our Current Report on Form 8-K, filed on April 4, 2002;

          (e)  Our Current Report on Form 8-K, filed on April 12, 2002;

          (f) The description of our Common Stock, par value 0.001 per share, contained in our Form 8-A registration statement, filed on November 21, 1994; and

          (g) The description of the preferred share purchase rights of our Common Stock, par value 0.001 per share, contained in our Form 8-A registration statement, filed on September 30, 1996, as amended on November 10, 1998 and December 24, 1998.

          All reports and other documents that we subsequently filed under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document which also is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

         Ligand Pharmaceuticals Incorporated
         10275 Science Center Drive
         San Diego, California 92121
         Attn:  Secretary
         (858) 550-7500

ITEM 4. DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          An opinion passing upon the validity of the shares of common stock registered under this registration statement has been given to us by Brobeck, Phleger & Harrison LLP, San Diego, California. Attorneys associated with Brobeck, Phleger & Harrison LLP own an aggregate of approximately 10,076 shares of our common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          (a) Section 145 of the Delaware General Corporation Law permits indemnification of our officers and directors under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of
Section 145 of the Delaware General Corporation Law.

          (b) Article VII, Section 1 of our Bylaws provides that we shall indemnify our officers, directors, employees and agents to the full extent permitted by the General Corporation Law of Delaware. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was our director or officer (or was serving at our request as a director or officer of another corporation) shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized by the relevant section of the Delaware General Corporation Law.

          (c) As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article VI, Section (A)2 of our Amended and Restated Certificate of Incorporation provides that our directors shall not be personally liable for monetary damages or breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived any improper personal benefit.

          (d) Pursuant to authorization provided under the Amended and Restated Certificate of Incorporation, we have entered into indemnification agreements with each of our present and certain of our former directors. We have also entered into similar agreements with certain of our executive officers who are not directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware and California law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification.

          (e) We now have in effect directors and officers liability insurance which insures our directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8. EXHIBITS

EXHIBIT
NUMBER               EXHIBIT
-------              -------
4.1                  Instruments defining the rights of stockholders. Reference is made to our Form 8-A registration statement filed on
                     November 21, 1994 (incorporated into this registration
                     statement by reference), our Form 8-A registration
                     statement filed on September 30, 1996, as amended on
                     November 10, 1998 an December 24, 1998 (incorporated into
                     this registration statement by reference), the Amended and
                     Restated Certificate of Incorporation (incorporated into
                     this registration statement by reference to Exhibit 3.2 to our Form S-4 registration statement filed on July 9, 1998)
                     and the Bylaws (incorporated into this registration
                     statement by reference to Exhibit 3.3 of our Form S-4
                     registration statement, file on July 9, 1998).

5.1                  Opinion and Consent of Brobeck, Phleger & Harrison LLP.

23.1                 Consent of Brobeck, Phleger & Harrison LLP (contained in
                     Exhibit 5.1).

23.2                 Consent of Ernst & Young LLP, independent auditors.

23.3                 Consent of Deloitte & Touche LLP, independent auditors.

24.1 Power of Attorney. Reference is made to page II-5 of this registration statement.

99.1                 2002 Stock Incentive Plan.

99.2                 Notice of Grant of Stock Option--2002 Stock Incentive Plan.

99.3                 Stock Option Agreement--2002 Stock Incentive Plan.

99.4                 Stock Issuance Agreement--2002 Stock Incentive Plan.

99.5                 Notice of Grant of Stock Option--Non Employee Director
                     Initial Grant--2002 Stock Incentive Plan.

99.6                 Notice of Grant of Stock Option--Non Employee Director
                     Annual Grant--2002 Stock Incentive Plan.

99.7                 Automatic Stock Option Agreement--2002 Stock Incentive
                     Plan.

99.8                 Director Fee Election--2002 Stock Incentive Plan.

99.9 Notice of Grant of Non-Employee Director Stock Option under Director Fee Program--2002 Stock Incentive Plan.

99.10                Director Fee Stock Option Agreement--2002 Stock Incentive
                     Plan.

99.11                2002 Employee Stock Purchase Plan.

99.12                Enrollment Form--2002 Employee Stock Purchase Plan.

99.13                Stock Purchase Agreement--2002 Employee Stock Purchase
                     Plan.

ITEM 9. UNDERTAKINGS

          (a) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule l4a-3 or Rule 14c-3 under the Securities Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the registrant has been advised that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 28th day of June, 2002.

                       LIGAND PHARMACEUTICALS INCORPORATED

                                    By:

                                    /S/David E. Robinson
                                    -------------------------------------
                                    David E. Robinson
                                    President and Chief Executive Officer

                                POWER OF ATTORNEY

                       KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Ligand Pharmaceuticals Incorporated, a Delaware corporation, do hereby constitute and appoint David E. Robinson and Paul V. Maier, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                    TITLE                                  DATE
        ---------                                    -----                                  ----

/S/David E. Robinson               President, Chief Executive Officer and Director      June 28, 2002
-----------------------------      (Principal Executive Officer)
David E. Robinson

/S/Paul V. Maier                   Senior Vice President and Chief Financial Officer    June 28, 2002
-----------------------------      (Principal Financial and Accounting Officer)
Paul V. Maier

/S/Henry F. Blissenbach            Director                                             June 28, 2002
-----------------------------
Henry F. Blissenbach

/S/Alexander D. Cross              Director                                             June 28, 2002
-----------------------------
Alexander D. Cross

/S/Michael A. Rocca                Director                                             June 28, 2002
-----------------------------
Michael A. Rocca

/S/John Groom                      Director                                             June 28, 2002
-----------------------------
John Groom

/S/Irving S. Johnson               Director                                             June 28, 2002
-----------------------------
Irving S. Johnson

/S/Carl C. Peck                    Director                                             June 28, 2002
-----------------------------
Carl C. Peck

                       SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                       LIGAND PHARMACEUTICALS INCORPORATED

                                  EXHIBIT INDEX


EXHIBIT
NUMBER               EXHIBIT
-------              -------
4.1                  Instruments defining the rights of stockholders. Reference is made to our Form 8-A registration statement filed on
                     November 21, 1994 (incorporated into this registration
                     statement by reference), our Form 8-A registration
                     statement filed on September 30, 1996, as amended on
                     November 10, 1998 an December 24, 1998 (incorporated into
                     this registration statement by reference), the Amended and
                     Restated Certificate of Incorporation (incorporated into
                     this registration statement by reference to Exhibit 3.2 to our Form S-4 registration statement filed on July 9, 1998)
                     and the Bylaws (incorporated into this registration
                     statement by reference to Exhibit 3.3 of our Form S-4
                     registration statement, file on July 9, 1998).

5.1                  Opinion and Consent of Brobeck, Phleger & Harrison LLP.

23.1                 Consent of Brobeck, Phleger & Harrison LLP (contained in
                     Exhibit 5.1).

23.2                 Consent of Ernst & Young LLP, independent auditors.

23.3                 Consent of Deloitte & Touche LLP, independent auditors.

24.1 Power of Attorney. Reference is made to page II-5 of this registration statement.

99.1                 2002 Stock Incentive Plan.

99.2                 Notice of Grant of Stock Option--2002 Stock Incentive Plan.

99.3                 Stock Option Agreement--2002 Stock Incentive Plan.

99.4                 Stock Issuance Agreement--2002 Stock Incentive Plan.

99.5                 Notice of Grant of Stock Option--Non Employee Director
                     Initial Grant--2002 Stock Incentive Plan.

99.6                 Notice of Grant of Stock Option--Non Employee Director
                     Annual Grant--2002 Stock Incentive Plan.

99.7                 Automatic Stock Option Agreement--2002 Stock Incentive
                     Plan.

99.8                 Director Fee Election--2002 Stock Incentive Plan.

99.9 Notice of Grant of Non-Employee Director Stock Option under Director Fee Program--2002 Stock Incentive Plan.

99.10                Director Fee Stock Option Agreement--2002 Stock Incentive
                     Plan.

99.11                2002 Employee Stock Purchase Plan.

99.12                Enrollment Form--2002 Employee Stock Purchase Plan.

99.13                Stock Purchase Agreement--2002 Employee Stock Purchase
                     Plan.